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                                                                    Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (Dollars in thousands, except per share data)
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
                                              FOR THE         FOR THE         FOR THE           FOR THE
                                           THREE MONTHS    THREE MONTHS     SIX MONTHS        SIX MONTHS
                                               ENDED           ENDED           ENDED             ENDED
                                           JUNE 30, 1997   JUNE 30, 1996   JUNE 30, 1997     JUNE 30, 1996
                                           -------------   -------------   -------------     -------------

Primary:

Net income..............................     $     4,087     $     3,339     $     7,365        $     6,373
                                             ===========     ===========     ===========        ===========
Weighted average number of shares
 outstanding............................      12,355,924      10,642,042      12,350,680         10,632,008
Incremental shares resulting from stock
 options................................         155,257          83,635         155,286             83,009
                                             -----------     -----------     -----------        -----------

Weighted average number of common stock
 and common stock equivalents...........      12,511,181      10,725,677      12,505,966         10,715,017
                                             ===========     ===========     ===========        ===========

Primary earnings per share..............     $      0.33     $      0.31     $      0.59        $      0.59
                                             ===========     ===========     ===========        ===========

Fully diluted:

Net income..............................     $     4,087     $     3,339     $     7,365        $     6,373
                                             ===========     ===========     ===========        ===========

Weighted average number of shares
 outstanding............................      12,355,924      10,642,042      12,350,680         10,632,008
Incremental shares resulting from
 stock options..........................         183,634          83,635         183,634             83,009
                                             -----------     -----------     -----------        -----------

Weighted average number of common
 stock and common stock equivalents.....      12,539,558      10,725,677      12,534,314         10,715,017
                                             ===========     ===========     -----------        -----------

Fully diluted earnings per share........     $      0.33     $      0.31     $      0.59        $      0.59
                                             ===========     ===========     ===========        ===========
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